Exhibit 10.1
Amendment to Amended and Restated Employment Agreement Between
Paul L. Howes and Newpark Resources, Inc.
This is an Amendment to the Amended and Restated Employment Agreement entered into between Paul L. Howes (“Executive”) and Newpark Resources, Inc. (“Company”) effective December 31, 2008 (“Employment Agreement”).
Due to the current economic situation, Executive and the Company mutually agree that Executive’s current annualized Base Salary of Four Hundred Thousand Eighty-Six Dollars and No Cents ($486,000.00) set forth in Section 1.2(a) of Executive’s Employment Agreement will be reduced by ten percent (10%) to Four Hundred Thirty-Seven Thousand Four Hundred Dollars and No Cents ($437,400.00). This 10% reduction to Executive’s annualized Base Salary will take effect on May 1, 2009, and will continue in effect through December 31, 2009. Beginning on January 1, 2010, Executive’s annualized Base Salary will be Four Hundred Thousand Eighty-Six Dollars and No Cents ($486,000.00).
Executive’s Base Salary for purposes of calculating payments under the 2003 Executive Incentive Compensation Plan (“EICP”) as described in Section 1.2(b) of the Employment Agreement will likewise be adjusted for the period May 1, 2009 through December 31, 2009 to reflect this 10% reduction in Executive’s annualized Base Salary.
Executive and the Company agree that this 10% reduction in Executive’s annualized Base Salary and the corresponding adjustment to Executive’s incentive compensation under the EICP are being made with the full knowledge and consent of Executive. Executive and the Company further agree that this 10% reduction in Executive’s annualized Base Salary and the corresponding adjustment to Executive’s incentive compensation under the EICP do not constitute “Good Reason” for termination by Executive, as defined in Section 2.3, 2.7, and 3.10(b) of the Employment Agreement, or a termination by the Company.
Executive and the Company agree that if Executive’s employment is terminated at any time between May 1, 2009 and December 31, 2009 pursuant to Section 2.3 of Executive’s Employment Agreement, Executive’s payment provided for in Section 2.3(b)(i) and the calculation of the “Performance Target” set forth in Section 2.3(b)(ii) will be based upon Executive’s $486,000.00 annualized Base Salary and not on Executive’s Base Salary at the time of termination of $437,400.00.
Executive and the Company agree that if Executive’s employment is terminated at any time between May 1, 2009 and December 31, 2009 pursuant to Section 2.7 of Executive’s Employment Agreement, Executive’s payment provided for in Section 2.7(a)(i) and the calculation of the “Performance Target” set forth in Section 2.7(a)(ii) will be based upon Executive’s $486,000.00 annualized Base Salary and not on Executive’s Base Salary at the time of termination of $437,400.00.
All other terms and provisions in the Employment Agreement remain unchanged and in full force and effect.

Amendment to Amended and Restated Employment Agreement Between
Paul L. Howes and Newpark Resources, Inc.
AGREED and ACCEPTED on this 20th day of April, 2009.

/s/ Paul L. Howes
Paul L. Howes (Executive)

/s/ Jerry Box
Jerry Box
Board Chairman Newpark Resources, Inc.